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                                                                     EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP AND REPORT ON SCHEDULE



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-48022, No. 33-52700, No. 33-80172, No. 33-71080, No. 33-80170, No. 333-03125,
No. 333-31027, and No. 333-10442 of Metatec International, Inc. on Form S-8 and Registration Statement No. 333-03123 on Form S-3 of our report dated March 7, 2003, included in this Annual Report on Form 10-K of Metatec International, Inc. for the year ended December 31, 2002.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Metatec International, Inc., listed in Item 15. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
March 26, 2003
Columbus, Ohio